CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated April 24, 2008, relating to the financial statements and financial highlights which appear in the February 29, 2008 Annual Reports to Shareholders of JPMorgan Intermediate Tax Free Bond Fund, JPMorgan Bond Fund, JPMorgan Short Term Bond Fund, JPMorgan Core Plus Bond Fund, JPMorgan Short Duration Bond Fund, JPMorgan Core Bond Fund, JPMorgan Short Term Municipal Bond Fund, JPMorgan Intermediate Bond Fund, JPMorgan Kentucky Municipal Bond Fund, JPMorgan Louisiana Municipal Bond Fund and JPMorgan West Virginia Municipal Bond Fund, which are also incorporated by reference into the Registration Statement, and our reports dated December 22, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Reports to Shareholders of JPMorgan Tax Aware Enhanced Income Fund and JPMorgan Tax Aware Short-Intermediate Income Fund (collectively the “Funds”), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” in such Registration Statement and under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated July 1, 2008, as supplemented November 3, 2008, and February 29, 2008, as applicable, for each of the Funds, which are also incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
March 10, 2009